SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

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/ X / Supplement to Definitive Proxy Statement.

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/       / Definitive Additional Materials.

/       / Soliciting Material Pursuant to § 240.14a-12.

eaton Vance Growth Trust

Eaton Vance Investment Trust

Eaton Vance Municipals Trust

Eaton Vance municipals Trust II

Eaton Vance mutual funds trust

Eaton Vance series Fund, Inc.

Eaton Vance Series Trust

Eaton Vance Series Trust II

Eaton Vance Special Investment Trust

Eaton Vance variable Trust

Eaton Vance NextShares Trust

Eaton vance NextShares Trust II

Core Bond Portfolio

Emerging Markets Local Income Portfolio

Eaton Vance Floating Rate Portfolio

Global Income Builder Portfolio

Global Macro Absolute Return Advantage Portfolio

Global Macro Capital Opportunities Portfolio

GLobal Macro Portfolio

Global Opportunities Portfolio

Greater India Portfolio

High Income Opportunities Portfolio

International Income Portfolio

Senior Debt Portfolio

Stock Portfolio

Tax-Managed Growth Portfolio

Tax-Managed International Equity Portfolio

Tax-Managed Multi-Cap Growth Portfolio

Tax-Managed Small-Cap Portfolio

Tax-Managed Value Portfolio

5-to-15 Year Laddered Municipal Bond Portfolio

(Name of Registrant as Specified in its Charter)

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Eaton Vance Funds

Two International Place

Boston, Massachusetts 02110

CORRECTION TO PROXY STATEMENT

For the Joint Special Meeting of Shareholders

To be held on February 18, 2021

The Trusts/corporations

eaton Vance Growth Trust

Eaton Vance Investment Trust

Eaton Vance Municipals Trust

Eaton Vance municipals Trust II

Eaton Vance mutual funds trust

Eaton Vance series Fund, Inc.

Eaton Vance Series Trust

Eaton Vance Series Trust II

Eaton Vance Special Investment Trust

Eaton Vance variable Trust

Eaton Vance NextShares Trust

Eaton vance NextShares Trust II

The portfolios

Core Bond Portfolio

Emerging Markets Local Income Portfolio

Eaton Vance Floating Rate Portfolio

Global Income Builder Portfolio

GLOBAL MACRO ABSOLUTE RETURN ADVANTAGE PORTFOLIO

Global Macro Capital Opportunities Portfolio

GLobal Macro Portfolio

Global Opportunities Portfolio

Greater India Portfolio

High Income Opportunities Portfolio

International Income Portfolio

Senior Debt Portfolio

Stock Portfolio

Tax-Managed Growth Portfolio

Tax-Managed International Equity Portfolio

Tax-Managed Multi-Cap Growth Portfolio

Tax-Managed Small-Cap Portfolio

Tax-Managed Value Portfolio

5-to-15 Year Laddered Municipal Bond Portfolio

**********

The correction described below relates to the Proxy Statement furnished in connection with the solicitation of proxies for the Joint Special Meeting of Shareholders to be held on February 18, 2021. Capitalized terms herein have the meanings provided in the Proxy Statement.

Appendix D – Investment Advisory Agreements: Compensation

As stated in the Proxy Statement, the investment advisory fee rates of the Funds will not change as a result of the Transaction. The contractual advisory fee rate under a Fund’s proposed investment advisory agreement will remain the same as the contractual advisory fee rate under that Fund’s existing investment advisory agreement. With respect to the New IAA Series, no increase in advisory fees will result from the proposed investment advisory agreements because Eaton Vance will not charge an advisory fee with respect to New IAA Series assets invested in an underlying Portfolio or other investment company for which Eaton Vance or its affiliates serve as an investment adviser and receive an advisory fee.

The investment advisory fee information included in Appendix D for Eaton Vance Short Duration Government Income Fund contained a typographical error in the column titled “Advisory Fee Schedule (annual asset rate)” at the $5 billion and over breakpoint. Accordingly, the following replaces in its entirety the row for Eaton Vance Short Duration Government Income Fund under “Appendix D – Investment Advisory Agreements: Compensation – Eaton Vance Mutual Funds Trust”:

Fund/Portfolio	Adviser	Advisory Fee Schedule (annual asset rate) [1]	Advisory Fee Schedule (daily income rate)[1]	Amount of Advisory Fee Paid in the Most Recent Fiscal Year (after applicable waivers and reimbursements, if any) ($)	Fiscal Year End	Annual Rate at which Advisory Fees were Paid	Assets on Which Advisory Fee is Charged
Eaton Vance Short Duration Government Income Fund	Boston Management and Research	Up to $1 billion: 0.500% $1 billion but less than $2.5 billion: 0.475% $2.5 billion but less than $5 billion: 0.455% $5 billion and over: 0.440%	None	$25,600,809	10/31	0.46%	Fees are based on average daily net assets.

1 Including incorporation of existing fee reduction agreements where applicable.

If you already returned a validly executed proxy card, your votes will be recorded unless you submit a subsequent proxy or you otherwise revoke your prior proxy. If you have any questions, please contact Computershare, your Fund’s proxy solicitor, at 866-864-3926.

THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.